Release Date:  January 19, 2005     Contact:  Craig A. Creaturo
                                              Chief Financial
                                              Officer and Treasurer
                                              (724) 352-4455
                                              ccreaturo@ii-vi.com
                                              Homepage:  www.ii-vi.com





                           II-VI INCORPORATED
           REPORTS SECOND QUARTER EARNINGS ON RECORD REVENUES
                           AND RECORD BOOKINGS


PITTSBURGH, PA., January 19, 2005 -- II-VI Incorporated (NASDAQ NMS:
IIVI) today reported results for its second fiscal quarter ended December 31, 2004. Net earnings for the quarter were $5,793,000 ($0.39 per share-diluted). These results compare with net earnings of $3,424,000 ($0.23 per share-diluted) in the second quarter of last fiscal year. For the six months ended December 31, 2004, net earnings were $11,752,000 ($0.79 per share-diluted). This compares with net earnings of $6,538,000 ($0.45 per share-diluted) for the same period last fiscal year. The results of our recently acquired subsidiary, Marlow Industries, Inc. (Marlow) are included for one month in the Company's financial results for both the three months and six months ended December 31, 2004.

Bookings for the quarter increased 20% to a record $49,380,000 compared to $41,110,000 in the second quarter of last fiscal year. Bookings for the six months ended December 31, 2004 increased 15% to $86,912,000 from $75,692,000 for the same period last year. Bookings are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

Revenues for the quarter increased 25% to a record $43,213,000 from $34,635,000 in the second quarter of last fiscal year. Revenues for the six months ended December 31, 2004 increased 22% to $83,720,000 from $68,729,000 for the same period last fiscal year.

Francis J. Kramer, president and chief operating officer said, "Record revenues and bookings for the second quarter attest to the continued strong worldwide demand for II-VI products. In particular, demand for infrared and near-infrared optics accelerated during the quarter as the pace of both laser production and usage increased. We also completed the acquisition of Marlow Industries, Inc. during the quarter and currently are working on enhancements to material production and assembly operations to maximize the operational and financial contribution of this new member of the II-VI organization."
                     Segment Bookings and Revenues

Bookings for the quarter for infrared optics increased 19% to $26.1 million from $21.9 million in the second quarter of last fiscal year. Bookings for the six months ended December 31, 2004 for infrared optics increased 11% to $49.1 million from $44.2 million for the same period last fiscal year. Revenues for the quarter for infrared optics increased 18% to $23.5 million from $19.9 million in the second quarter of the last fiscal year. Revenues for the six months ended December 31, 2004 for infrared optics increased 17% to $46.6 million from $39.8 million for the same period last fiscal year.

Bookings for the quarter for near-infrared optics increased 29% to $9.0 million from $7.0 million in the second quarter of last fiscal year. Bookings for the six months ended December 31, 2004 for near-infrared optics increased 39% to $16.1 million from $11.6 million for the same period last fiscal year. Revenues for the quarter for near-infrared optics increased 60% to $8.3 million from $5.2 million in the second quarter of the last fiscal year. Revenues for the six months ended December 31, 2004 for near-infrared optics increased 45% to $16.1 million from $11.1 million for to the same period last fiscal year.

Bookings for the quarter for military infrared optics decreased 50% to $5.3 million from $10.6 million in the second quarter of the last fiscal year. Bookings for the six months ended December 31, 2004 for military infrared optics decreased 35% to $10.9 million from $16.7 million for the same period last fiscal year. Revenues for the quarter for military infrared optics increased 3% to $6.7 million from $6.5 million in the second quarter of the last fiscal year. Revenues for the six months ended December 31, 2004 for military infrared optics increased 7% to $13.1 million from $12.2 million for the same period last fiscal year.

Bookings for the quarter for the "Compound Semiconductor Group" (which primarily represent the eV PRODUCTS division, the Wide Bandgap Materials group and Marlow Industries, Inc.) were $9.0 million, including $4.1 million from Marlow, compared to $1.7 million in the second quarter of the last fiscal year. Bookings for the six months ended December 31, 2004 for these same groups were $10.9 million compared to $3.3 million for the same period last fiscal year.
Revenues for the quarter from these groups were $4.7 million, including $2.3 million of revenues from Marlow, compared to $3.0 million in the second quarter of last fiscal year. Revenues for the six months ended December 31, 2004 for these same groups were $8.0 million compared to $5.6 million for the same period last fiscal year.

                                Outlook

For the third fiscal quarter ending March 31, 2005, the Company currently forecasts revenues to range from $50 million to $52 million and earnings per share to range from $0.38 to $0.41. For the fiscal year ending June 30, 2005, the Company expects revenues to range from $184 million to $188 million and earnings per share to range from $1.54 to $1.61. As discussed in more detail below, actual results may differ from these forecasts due to numerous factors including changes in product demand, competition and general economic conditions.

                          Webcast Information

The Company will host a conference call at 10:00 a.m. Eastern Time on Thursday, January 20, 2005 to discuss these results. The conference call will be broadcast live over the Internet and can be accessed by all interested parties from the Company's web site at www.ii-vi.com as well as at http://phx.corporate-ir.net/playerlink.zhtml?c=65340&s=wm&e=998869. Please allow extra time prior to the call to visit the site and, if needed, download the media software required to listen to the Internet broadcast. A replay of the webcast will be available for 2 weeks following the call.

Headquartered in Saxonburg, Pennsylvania, II-VI Incorporated designs, manufactures and markets optical and opto-electronic components, devices and materials for infrared, near-infrared, visible light, x-ray and gamma-ray instrumentation. The Company's infrared optics business manufactures optical and opto-electronic components sold under the II-VI brand name and used primarily in CO2 lasers. The Company's near-infrared optics business manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers at the Company's VLOC subsidiary. The Company's military infrared optics business manufactures infrared products for military applications under the Exotic Electro-Optics (EEO) brand name. In the Company's Compound Semiconductor Group, the eV PRODUCTS division manufactures and markets solid-state x-ray and gamma-ray sensor products and materials for use in medical, industrial, environmental, scientific and homeland security applications; the Company's Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. designs and manufacturers thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties.
The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends, including the above mentioned anticipated revenues and earnings, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the Company's ability to successfully integrate Marlow's operations into the Company's organization and to realize synergies in material growth and utilization of our worldwide manufacturing and distribution networks (ii) the failure of any one or more of the assumptions stated above to prove to be correct; (iii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004;
(iv) purchasing patterns from customers and end-users; (v) timely release of new products, and acceptance of such new products by the market; (vi) the introduction of new products by competitors and other competitive responses; and/or (vii) the Company's ability to devise and execute strategies to respond to market conditions.

CONTACT: Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail, ccreaturo@ii-vi.com.


                               - more -











































II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
(000 except per share data)



                                              Three Months Ended
                                                  December 31,
                                              2004          2003
                                           ----------    ----------
Revenues

Net sales                                     $41,455       $32,973
Contract research and development               1,758         1,662
                                           ----------    ----------
                                               43,213        34,635
                                           ----------    ----------


Costs, Expenses & Other (Income) Expense

Cost of goods sold                             23,180        18,991
Contract research and development                 916         1,376
Internal research and development               1,584         1,367
Selling, general and administrative             9,713         7,782
Interest expense                                   88           117
Other (income), net                              (203)         (149)
                                           ----------    ----------
                                               35,278        29,484
                                           ----------    ----------

Earnings Before Income Taxes                    7,935         5,151

Income Taxes                                    2,142         1,727
                                           ----------    ----------

Net Earnings                                  $ 5,793       $ 3,424
                                           ==========    ==========

Diluted Earnings Per Share                    $  0.39       $  0.23
                                           ==========    ==========

Diluted Shares Outstanding                     14,992        14,671














II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
(000 except per share data)



                                               Six Months Ended
                                                  December 31,
                                              2004          2003
                                           ----------    ----------
Revenues

Net sales                                     $79,279       $65,026
Contract research and development               4,441         3,703
                                           ----------    ----------
                                               83,720        68,729
                                           ----------    ----------


Costs, Expenses & Other (Income) Expense

Cost of goods sold                             43,594        37,057
Contract research and development               3,224         3,367
Internal research and development               2,632         2,454
Selling, general and administrative            18,714        16,008
Interest expense                                  151           251
Other (income), net                              (694)         (240)
                                           ----------    ----------
                                               67,621        58,897
                                           ----------    ----------

Earnings Before Income Taxes                   16,099         9,832

Income Taxes                                    4,347         3,294
                                           ----------    ----------

Net Earnings                                  $11,752       $ 6,538
                                           ==========    ==========

Diluted Earnings Per Share                    $  0.79       $  0.45
                                           ==========    ==========

Diluted Shares Outstanding                     14,951        14,656














II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
($000)
                                        December 31,       June 30,
                                            2004             2004
                                        ------------     ------------

Assets

Current Assets
  Cash and cash equivalents               $ 16,270         $ 21,683
  Accounts receivable, net                  28,622           25,540
  Inventories                               41,449           29,201
  Deferred income taxes                      7,280            4,561
  Other current assets                       1,956            1,595
                                        ------------     ------------
    Total Current Assets                    95,577           82,580


Property, Plant & Equipment, net            73,445           62,339
Goodwill, net                               46,653           28,987
Investment                                   2,004            1,888
Other Intangible Assets, net                 5,675            5,852
Other Assets                                 3,692            2,288
                                        ------------     ------------
                                          $227,046         $183,934
                                        ============     ============

Liabilities and Shareholders' Equity

Current Liabilities
  Accounts payable                        $  8,816         $  8,337
  Current portion of long-term debt             51            7,550
  Other current liabilities                 16,784           19,909
                                        ------------     ------------
    Total Current Liabilities               25,651           35,796


Long-Term Debt-less current portion         43,660            7,986

Other Liabilities,
  primarily deferred income taxes           11,439            8,285

Shareholders' Equity                       146,296          131,867
                                        ------------     ------------

                                          $227,046         $183,934
                                        ============     ============









II-VI Incorporated and Subsidiaries
Condensed Segment and Other Selected Financial Information (Unaudited)
($000)


The following segment and other financial information includes segment earnings (defined as earnings before income taxes, interest expense and other income or expense, net) and earnings before interest, income taxes, depreciation and amortization (EBITDA). Management believes segment earnings are a useful performance measure because they reflect the results of segment performance over which management has direct control. Similarly, EBITDA reflects operating profitability before certain non-operating expenses and non-cash charges.


                            Three Months Ended       Six Months Ended
                               December 31,             December 31,
                           ---------------------     -----------------
Segment Information          2004         2003         2004     2003
-------------------        --------     --------     --------  -------
Revenues
Infrared Optics            $23,513      $19,891      $46,578   $39,797
Near-Infrared Optics         8,313        5,181       16,060    11,132
Military Infrared Optics     6,684        6,517       13,095    12,199
Compound Semiconductor Group 4,703        3,046        7,987     5,601
                           --------     --------     --------  -------
  Total Revenues           $43,213      $34,635      $83,720   $68,729
                           ========     ========     ========  =======

Segment earnings (loss)
Infrared Optics            $ 7,705      $ 5,158      $15,240   $10,609
Near-Infrared Optics           531          148          997       692
Military Infrared Optics       358          245          639       239
Compound Semiconductor Group  (774)        (432)      (1,320)   (1,697)
                           --------     --------     --------  -------
  Total Segment Earnings   $ 7,820      $ 5,119      $15,556   $ 9,843
                           ========     ========     ========  =======


                             Three Months Ended     Six Months Ended
                                December 31,           December 31,
Other Selected              ---------------------  -------------------
Financial Information         2004         2003       2004       2003
----------------------      --------     --------  --------    -------
Earnings before interest,
income taxes, depreciation
and amortization (EBITDA)   $10,957      $ 7,655   $21,794     $14,828

Cash paid for capital
expenditures                $ 3,778      $ 2,966   $ 7,975     $ 5,719

Net borrowings (payments)
on indebtedness             $27,913      $(2,385)  $28,000     $(3,397)




II-VI Incorporated and Subsidiaries
Condensed Segment and Other Selected Financial Information (Unaudited)
(cont.)
($000)


Reconciliation of Segment Earnings and EBITDA to Earnings Before Income Taxes


                           Three Months Ended      Six Months Ended
                             December 31,              December 31,
                          ---------------------   -------------------
                            2004         2003         2004       2003
                          --------     --------   --------    -------

Total Segment Earnings    $ 7,820      $ 5,119    $ 15,556    $ 9,843
Interest expense               88          117         151        251
Other (income) expense, net  (203)        (149)       (694)      (240)
                          --------     --------   --------    -------
  Earnings before
  income taxes            $ 7,935      $ 5,151    $ 16,099    $ 9,832
                          ========     ========   ========    =======


EBITDA                    $10,957      $ 7,655    $ 21,794    $14,828
Interest expense               88          117         151        251
Depreciation and
amortization                2,934        2,387       5,544      4,745
                          --------     --------   --------    -------
  Earnings before
  income taxes            $ 7,935      $ 5,151    $ 16,099    $ 9,832
                          ========     ========   ========    =======


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